Exhibit 99.2

News Release

For Immediate Release June 30, 2016	For Further Information, Contact: George Lancaster, Hines 713/966-7676 george.lancaster@hines.com

HINES REIT ANNOUNCES LIQUIDATION PLAN

(HOUSTON) - Hines Real Estate Investment Trust, Inc. (“Hines REIT" or the “Company”), one of three public non-listed REITs sponsored by Hines, announced today that its board of directors unanimously voted to approve a plan for liquidation and dissolution of the Company. The plan, which is subject to stockholder approval, takes advantage of the current strong demand for high-quality assets by institutional buyers, and includes Hines REIT entering into a definitive agreement to sell seven West Coast office assets in a cash transaction for $1.162 billion to an affiliate of Blackstone Real Estate Partners VIII ("Blackstone"). Additionally, Hines REIT is currently in the process of selling its interests in and liquidating the remaining assets that comprise its portfolio, including Chase Tower in Dallas, 321 North Clark in Chicago and a grocery-anchored retail portfolio located primarily in the southeastern United States.
As a result of the plan of liquidation and dissolution of the Company, it is estimated that the net proceeds to be distributed to stockholders will approximate $6.35 to $6.65 per share of common stock. Hines REIT previously distributed $1.01 per share from July 2011 through April 2013 which was designated by the Company as partial return of invested capital. In light of the pending plan, the Company will cease paying regular quarterly distributions after payment of distributions declared for the second quarter of 2016 and instead expects to make final distributions to its stockholders on or before December 31, 2016. There can be no assurances regarding the amounts of any distributions or the timing thereof.
“When we first launched Hines REIT in 2003, it was structured as a perpetual life vehicle, much like many institutional funds,” said Sherri Schugart, president and CEO of Hines REIT. “Impacts from the great recession caused us to close the fund to new investors in 2009, so we began considering other options that could provide the best opportunities for enhancing stockholder value through the following economic recovery. By making strategic asset sales and redeploying proceeds into Class A West Coast office properties over the last several years, we’ve been able to add to the overall quality and concentration of our portfolio, sustain attractive distributions to investors, and increase our net asset value per share. After our management and Board of Directors considered a variety of strategic alternatives to maximize stockholder value through a liquidity event, we are confident that the plan of liquidation achieves that goal.”
The transaction with Blackstone is structured as an asset purchase of approximately 3 million square feet of office properties and includes Howard Hughes Center in Los Angeles, CA; Daytona Buildings in Redmond, WA; Laguna Buildings in Redmond, WA; 5th and Bell in Seattle, WA; 2100 Powell in Emeryville, CA; 2851 Junction Avenue in San Jose, CA; and 1900 and 2000 Alameda in San Mateo, CA (the “West Coast Asset Sale”). The transaction will be subject to stockholder approval of the plan of liquidation, and certain closing conditions. There will be no financing contingency associated with the transaction.
The Eastdil Secured group of Wells Fargo Securities, LLC acted as financial advisor to Hines REIT on this transaction and Robert A. Stanger & Co., Inc. provided certain financial advisory services to the board of directors in connection with the transaction. For additional information, please see our 8-K filing dated June 30, 2016 at http://www.hinessecurities.com/reits/hines-reit/sec-filings/.

About Hines REIT
Hines REIT is a public, non-listed real estate investment trust sponsored by Hines.  Hines REIT was formed in August 2003 for the purpose of investing in and owning interests in real estate. In total, Hines REIT acquired interests in 66 properties, representing approximately 33 million square feet, since its inception and has sold its interests in 42 of those properties as of June 30, 2016. For additional information about Hines REIT, visit www.hinessecurities.com.

About Hines
Hines is a privately owned global real estate investment firm founded in 1957 with a presence in 182 cities in 20 countries. Hines has $89.1 billion of assets under management, including $42.5 billion for which Hines provides fiduciary investment management services, and $46.6 billion for which Hines provides third-party property-level services. The firm has 109 developments currently underway around the world. Historically, Hines has developed, redeveloped or acquired 1,126 properties, totaling over 351 million square feet. The firm’s current property and asset management portfolio includes 457 properties, representing over 193 million square feet. With extensive experience in investments across the risk spectrum and all property types, and a pioneering commitment to sustainability, Hines is one of the largest and most-respected real estate organizations in the world. Visit www.hines.com for more information.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected benefits of the plan of liquidation and dissolution, including the West Coast Asset Sale, the estimated range of distributions, the expected timing and completion of the plan of liquidation and dissolution, including the West Coast Asset Sale, and the future business, performance and opportunities of the Company. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, the ability of the Company to obtain required stockholder approvals required to consummate the plan of liquidation and dissolution, including the West Coast Asset Sale; the satisfaction or waiver of other conditions to closing for the West Coast Asset Sale; unanticipated difficulties or expenditures relating to the plan of liquidation and dissolution, including the West Coast Asset Sale; the response of tenants, business partners and competitors to the announcement of the plan of liquidation and dissolution, including the West Coast Asset Sale; legal proceedings that may be instituted against the Company and others related to the plan of liquidation and dissolution, including the West Coast Asset Sale; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the Company’s existing markets; risks associated with the availability and terms of financing and the ability to refinance indebtedness as it comes due; reductions in asset valuations and related impairment charges; risks associated with downturns in domestic and local economies, changes in interest rates and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission (“SEC”), including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.
Additional Information:
This press release is being made in respect of the proposed plan of liquidation and dissolution, including the West Coast Asset Sale. The proposed plan of liquidation and dissolution, including the West Coast Asset Sale, will be submitted to the stockholders of the Company for their consideration. In connection with the proposed plan of liquidation and dissolution, including the West Coast Asset Sale, the Company will file a proxy statement with the SEC. This press release does not constitute a solicitation of any vote or proxy from any stockholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PLAN OF LIQUIDATION AND DISSOLUTION, INCLUDING THE WEST COAST ASSET SALE. The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, http://www.hinessecurities.com, or by directing a written request to Hines Real Estate Investment Trust, Inc. at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Secretary.
The Company and its directors and executive officers and members of its external advisor and its employees may be deemed to be participants in the solicitation of proxies in respect to the plan of liquidation and dissolution, including the West Coast Asset Sale. Information regarding the Company’s directors and executive officers is detailed in the proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers in the plan of liquidation and dissolution may be obtained by reading the proxy statement and other relevant documents or materials relating to the proposed transaction when they become available.